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                                                                    Exhibit 99.1


                                                         [Pioneer Standard Logo]


FOR IMMEDIATE RELEASE


                      PIONEER-STANDARD ELECTRONICS REPORTS
                        FISCAL 2004 FIRST-QUARTER RESULTS

-  Sales Increase 2.3 Percent Over Last Year's First Quarter
-  Net Loss of $0.05 Per Share in Line with Previously Announced Guidance
-  Company Updates Full-Year Earnings Guidance Due to Purchase of Senior Notes


CLEVELAND, Ohio - July 24, 2003 - Pioneer-Standard Electronics, Inc. (Nasdaq:
PIOS) today announced fiscal 2004 first-quarter sales of $280 million, an increase of 2.3 percent compared with first-quarter sales of $273 million last year. For the first quarter ended June 30, 2003, the Company reported a net loss of $1.5 million, or $0.05 per share, compared with a net loss of $34 million, or $1.25 per share in first quarter fiscal 2003. The Company's guidance for fiscal 2004 first quarter, issued on May 13, 2003, anticipated break-even to a loss of $0.05 per share for the quarter.



Last year's first-quarter net loss included a charge of $34.8 million, net of tax, or $1.28 per share, related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." The charge was recorded as a cumulative effect of change in accounting principle.



First-quarter operating income was $2.8 million, a 22 percent increase over $2.3 million for the first quarter last year. Included in fiscal 2004 first-quarter operating income are restructuring charges of approximately $463,000 related to facilities and other costs associated with the continuation of the Company's fiscal 2003 reorganization.



"I am very pleased with the progress we have made in our initial quarter as a stand-alone enterprise computer solutions company, particularly in light of the difficult economic environment," said Arthur Rhein, chairman, president and chief executive officer. "Following the divestiture of our electronic components business, we were able to grow sales, reduce costs and significantly improve operating income."



The Company reported a loss from continuing operations of $708,000, net of tax, or $0.02 per share, in first quarter fiscal 2004, compared with $1.5 million, or $.05 per share in the first quarter last year. The Company also reported a loss from discontinued operations of $749,000, net of tax, or $0.03 per share, related to activities associated with the divestiture of the Company's electronic components distribution business.


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BUSINESS OUTLOOK



"Although our second quarter is generally our weakest, typically down from the first quarter, we expect fiscal 2004 second-quarter sales to be about the same level as the first quarter," said Rhein. "We continue to expect the second half of fiscal 2004 to be substantially stronger than the first half, which is consistent with historical trends."



Consistent with the guidance provided on May 13, 2003, revenue is expected to grow between 3 percent and 6 percent for the fiscal year ending March 31, 2004. For fiscal 2004, gross margin is expected to approximate 13 percent and selling, general and administrative expenses are anticipated to be 10.5 percent to 11.0 percent of sales.



Subsequent to June 30, 2003, the Company purchased an additional $28.0 million of its 9.5 percent senior notes, at approximately 111.66 percent of face value. The premium was approximately $3.3 million and will be reported in second-quarter 2004 results. In addition, interest expense is now expected to be approximately $8.7 million for fiscal 2004. Previously, the Company anticipated interest expense of approximately $10.0 million for the year.



The net after tax impact of the senior note repurchase will decrease net income by approximately $1.2 million, or $0.04 per share for the year. The Company, therefore, now anticipates net income of $0.11 to $0.16 per share for fiscal 2004, excluding the impact of any further debt reductions.



"As we execute our plan to grow Pioneer-Standard, our focus is to be the best at driving the adoption of enterprise computer solutions to satisfy the business needs of our customers," Rhein said. "We also intend to deliver industry-leading financial results, including improving our return on capital and reducing our debt, to benefit the Company and our shareholders over the long term."



CONFERENCE CALL INFORMATION



A conference call to discuss quarterly results is scheduled for 10 a.m. ET on Thursday July 24, 2003. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the Company's Web site: www.pioneerstandard.com.
                    -----------------------


A taped replay of the conference call will be available at noon ET on Thursday July 24, 2003 through midnight ET on Wednesday August 1, 2003 accessible by dialing 877-344-7529 or 412-858-1440 (account #914 for conference call #322590).



FORWARD-LOOKING LANGUAGE



Portions of this release, particularly the statements made by management and those included in the Business Outlook section, are forward-looking statements within the meaning of the safe harbor

                                       4
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provisions of the Private Securities Litigation Reform Act of 1995. Such
statements are subject to important factors that could cause Pioneer-Standard's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Pioneer-Standard's subsequent SEC filings.



ABOUT PIONEER-STANDARD ELECTRONICS, INC.



Pioneer-Standard Electronics, Inc. is one of the foremost distributors and premier resellers of enterprise computer technology solutions from HP, IBM and Oracle, as well as other leading manufacturers. The Company has a proven track record of delivering complex servers, software, storage and services to resellers and corporate customers across a diverse set of industries. Headquartered in Cleveland, Ohio, Pioneer-Standard has sales offices throughout the U.S. and Canada. For more information, visit the Company's website at www.pioneerstandard.com.
-----------------------


For more information contact:    Martin Ellis
                                 Executive Vice President, Corporate Development
                                 Pioneer-Standard Electronics, Inc.
                                 440-720-8682

                                      # # #


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                       PIONEER-STANDARD ELECTRONICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                               Three Months Ended
                                                                     June 30
                                                           ----------------------------
(In Thousands, Except Per Share Data)                           2003           2002 (A)
                                                           ------------   -------------

Net Sales                                                     $279,593       $ 273,191
Cost of goods sold                                             244,666         238,406
                                                           ------------   -------------
   Gross margin                                               $ 34,927       $  34,785

         Gross margin %                                           12.5%           12.7%

Selling, general and administrative expenses                  $ 31,671       $  32,493
Restructuring charges                                              463               -
                                                           ------------   -------------

   Operating Income                                              2,793           2,292

Other (Income) Expense
   Other (income) expense                                           53             (26)
   Interest expense, net                                         2,438           2,186
   Gain on retirement of mandatorily redeemable
     convertible preferred securities                             (734)              -
                                                           ------------   -------------

Income Before Income Taxes                                       1,036             132

   Provision for income taxes                                      414              35
   Distributions on mandatorily redeemable
    convertible trust preferred securities, net of tax           1,330           1,564
                                                           ------------   -------------
Loss from Continuing Operations                                $  (708)      $  (1,467)
                                                           ------------   -------------
Income (Loss) from Discontinued
  Operations, net of tax                                          (749)          2,297
                                                           ------------   -------------
Income (Loss) before Cumulative Effect of
  Change in Accounting Principle                              $ (1,457)        $   830
                                                           ------------   -------------

  Cumulative Effect of Change in Accounting
    Principle, net of  tax                                           -         (34,795)
                                                           ------------   -------------

Net Loss                                                       $(1,457)      $ (33,965)
                                                           ============   =============

PER SHARE DATA:
BASIC AND DILUTED:
Loss from Continuing Operations                                 $(0.02)         $(0.05)
Income (Loss) from Discontinued Operations                       (0.03)           0.08
                                                           ------------   -------------
Income (Loss) before Cumulative Effect of Change
   in Accounting Principle                                    $  (0.05)       $   0.03
Cumulative Effect of Change in Accounting
   Principle                                                         -           (1.28)
                                                           ------------   -------------
Net Loss                                                      $  (0.05)      $   (1.25)
                                                           ============   =============
DIVIDENDS PER SHARE                                            $   .03        $    .03

Weighted Average Shares Outstanding:
     Basic and Diluted                                      27,748,037      27,228,901


(A) The Company's results for fiscal 2003 have been restated to characterize its electronic components distribution business as discontinued operations. Pioneer-Standard completed the sale of that business on February 28, 2003.



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                       PIONEER-STANDARD ELECTRONICS, INC.
                            CONDENSED BALANCE SHEETS
                             (Dollars in thousands)


                                                                 June 30                 March 31
(Dollars In Thousands)                                             2003                    2003
                                                             ---------------         ---------------
ASSETS                                                         (Unaudited)              (Audited)

Current Assets
     Cash and cash equivalents                                   $  254,845              $  318,543
     Accounts receivable, net                                       216,246                 170,708
     Inventories, net                                                57,426                  48,285
     Other                                                            8,859                   6,981
     Assets of discontinued operations                               28,818                  43,367
                                                             ---------------         ---------------
         Total current assets                                    $  566,194              $  587,884

Intangible Assets, net and Other                                    154,402                 147,762

Property & Equipment, net                                            36,067                  38,237
                                                             ---------------         ---------------

         Total Assets                                            $  756,663              $  773,883
                                                             ===============         ===============

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                            $  149,042              $  139,185
     Other                                                           19,725                  18,901
     Liabilities of discontinued operations                          11,065                  26,127
                                                             ---------------         ---------------
         Total current liabilities                               $  179,832              $  184,213

Long-Term Debt                                                      130,995                 130,995
Other Long-Term Liabilities                                          18,527                  16,450
Mandatorily Redeemable Convertible Trust
     Preferred Securities                                           125,425                 143,675

Shareholders' Equity                                                301,884                 298,550
                                                             ---------------         ---------------
         Total Liabilities and Shareholders' Equity              $  756,663              $  773,883
                                                             ===============         ===============
